UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    July 11, 2022

Auto Parts 4Less Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55089	90-1494749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

106 W. Mayflower, Las Vegas, NV 89030

(Address of principal executive offices)

Registrant’s telephone number, including area code     (702) 267-6100

not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FLESD	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Auto Parts 4 Less Group, Inc. is referred to herein as the “Company”, “we”, “our”, or “us”.

Item 8.01 Other Events

On July 11, 2022, our Board of Directors approved: (a) rescission of 500,000 Common Stock Options issued on October 14, 2021 to our Chief Executive Officer/Chief Financial Officer/Chairman, Tim Armes, at the price of $1.50 per Option (post reverse stock split = 50,000 Common Stock Options); and (b) a July 11, 2022 Stock Option Agreement with our Chief Executive Officer, Tim Armes, for issuance of 250,000 Common Stock Options at $4.00 per share with a 5 year exercise period, which options are being issued for our CEO providing 3 years of services to us.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Auto Parts 4Less Group, Inc.

(Registrant)

Date: July 12, 2022

By:       /s/ Tim Armes

Name:  Tim Armes

Title:    Chief Executive Officer